NEOS ETF Trust 485BPOS

Exhibit 99.(i)

October 7, 2024

NEOS ETF Trust

13 Riverside Ave

Westport, CT 06880

Re: Opinion of Counsel Relating to Post-Effective Amendment No. 167 to the Registration Statement Filed on Form N-1A Under the Securities Act of 1933; File Nos. 333-253997 and 811-23645

Ladies and Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 167 to the Registration Statement, File Nos. 333-253997 and 811-23645 (the “Registration Statement”) of NEOS ETF Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 167 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 167 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders and may not be relied upon by any other person or organization without our prior written approval. We further hereby consent to the reference to us in the Prospectus and in the Statement of Additional Information.

Very Truly Yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

Exhibit A

1.	FIS Christian Stock Fund
2.	FIS Knights of Columbus Global Belief ETF
3.	Kurv Yield Premium Strategy Amazon (AMZN) ETF
4.	Kurv Yield Premium Strategy Apple (AAPL) ETF
5.	Kurv Yield Premium Strategy Google (GOOGL) ETF
6.	Kurv Yield Premium Strategy Microsoft (MSFT) ETF
7.	Kurv Yield Premium Strategy Netflix (NFLX) ETF
8.	Kurv Yield Premium Strategy Tesla (TSLA) ETF
9.	Kurv Yield Premium Strategy Goldman Sachs (GS) ETF
10.	Kurv Yield Premium Strategy UnitedHealth Group (UNH) ETF
11.	Kurv Yield Premium Strategy Visa (V) ETF
12.	Kurv Yield Premium Strategy Walmart (WMT) ETF
13.	Kurv Yield Premium Strategy Walt Disney (DIS) ETF
14.	Kurv Yield Premium Strategy ExxonMobil (XOM) ETF
15.	Kurv Yield Premium Strategy JPMorgan (JPM) ETF
16.	Kurv Yield Premium Strategy C3.ai (AI) ETF
17.	Kurv Yield Premium Strategy Boeing (BA) ETF
18.	Kurv Yield Premium Strategy Bank of America (BAC) ETF
19.	Kurv Yield Premium Strategy Chevron (CVX) ETF
20.	Kurv Yield Premium Strategy Ford (F) ETF
21.	Kurv Yield Premium Strategy Coca Cola (KO) ETF
22.	Kurv Yield Premium Strategy Meta (META) ETF
23.	Kurv Yield Premium Strategy NVIDIA (NVDA) ETF
24.	Kurv Yield Premium Strategy Palantir (PLTR) ETF
25.	Mast Global Battery Recycling & Production ETF
26.	NEOS Bitcoin High Income ETF
27.	NEOS Enhanced Income 1-3 Month T-Bill ETF
28.	NEOS Enhanced Income Aggregate Bond ETF
29.	NEOS Enhanced Income Credit Select ETF
30.	NEOS Nasdaq-100(R) Hedged Equity Income ETF
31.	NEOS Nasdaq-100(R) High Income ETF
32.	NEOS Russell 2000 High Income ETF
33.	NEOS S&P 500(R) High Income ETF